UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 24, 2013
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Signature

Index to Exhibits

Press Release dated September 24, 2013

Item 7.01 Regulation FD Disclosure

On September 24, 2013, the Company issued a press release announcing that it priced its private placement offering of $4.5 billion in aggregate principal amount of Senior Notes (“Notes”) comprised of $1.5 billion in aggregate principal amount of 3.5 % Senior Notes due 2018, $1.5 billion in aggregate principal amount of 4.875 % Senior Notes due 2023 and $1.5 billion in aggregate principal amount of 6.25% Senior Notes due 2043, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The offering is expected to close on September 27, 2013 subject to the satisfaction or waiver of customary closing conditions. The Company intends to use the net proceeds from the issuance of the Notes to fund its repurchase of 120 million shares of its Series A Fixed Rate Cumulative Perpetual Preferred Stock ("Series A Preferred Stock") for an aggregate purchase price equal to approximately $3.2 billion from the UAW Retiree Medical Benefits Trust. These shares represent approximately 43% of the outstanding shares of Series A Preferred Stock. Each share of Series A Preferred Stock has a base liquidation amount of $25 per share and accrues cumulative dividends at a 9.0% annual rate. The Company expects to incur a loss of approximately $0.8 billion in connection with the repurchase of Series A Preferred Stock. The loss will be treated as a special item. In addition, the Company intends to use the proceeds of the offering to redeem all of the outstanding Canadian Health Care Trust ("HCT") notes issued by our subsidiary General Motors of Canada Limited. The redemption price will be equal to 100% of the outstanding principal amount of the HCT notes, plus accrued and unpaid interest, which will total approximately Canadian dollars 1.3 billion (equivalent to approximately $1.2 billion). The HCT notes accrue interest at a 7.0% annual rate and are due in periodic installments through 2018.

The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) except to (a) qualified institutional buyers in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and (b) persons in offshore transactions in reliance on Regulation S.

The press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities. The offer will be made only by means of a confidential offering memorandum.

This Current Report and the attached press release may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our use of the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans,""seeks," "intends," "evaluates," "pursues," "anticipates," "continues," "designs," "impacts," "forecasts," "target,""outlook," "initiative," "objective," "designed," "priorities," "goal" or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this Current Report, the attached press release, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties. These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in the Company's most recent annual report on Form 10-K, which may be revised or supplement in future reports to the SEC. Consequently, all of the forward-looking statements made in this Current Report and the attached press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

A copy of the press release is attached to this Current Report as Exhibit 99.1, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
EXHIBIT

Exhibit	Description	Method of Filing

Exhibit 99.1	Press Release dated September 24, 2013	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ THOMAS S. TIMKO
Date: September 24, 2013	By:	Thomas S. Timko Vice President, Controller and Chief Accounting Officer